SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

UTi Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     We cordially invite you to attend the 2005 Annual Meeting of Shareholders (members) of UTi Worldwide Inc. to be held in UTi’s Los Angeles Solutions Center located at 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, USA, on Monday, June 13, 2005 at 9:00 a.m. (California time) for the following purposes:

     1. To elect two class “B” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

     3. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

     In accordance with the Company’s Articles of Association, our Board of Directors has fixed the date this notice is first mailed or given to the Company’s shareholders as the date of record for determining the shareholders entitled to vote at the meeting.

     A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2005 annual report to shareholders are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lawrence R. Samuels
Secretary

Rancho Dominguez, California
May 18, 2005

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

-i-

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA

PROXY STATEMENT

     The Board of Directors of UTi Worldwide Inc. (the “Company”) is soliciting proxies to be voted at the 2005 Annual Meeting of Shareholders (members) of the Company to be held on Monday, June 13, 2005 at UTi’s Los Angeles Solutions Center located at 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, USA, at 9:00 A.M., California time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. The date of the mailing of this proxy statement and the accompanying form of proxy to the Company’s shareholders is May 18, 2005.

     Since the Company is an international business company incorporated under the laws of the British Virgin Islands, holders of the Company’s ordinary shares are technically referred to as “members” in the Company’s Memorandum and Articles of Association. For matters of convenience, however, such holders are referred to herein and in the accompanying notice and form of proxy as “shareholders” of the Company.

VOTING INFORMATION

Who May Vote

     In accordance with the Company’s Articles of Association, the date that the notice of the annual meeting and this proxy statement is first mailed or given to shareholders (May 18, 2005) has been fixed by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting. Only holders of record of the Company’s ordinary shares, no par value (the “Ordinary Shares”), on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 31,137,197 Ordinary Shares outstanding (not including 385,902 shares held in treasury). Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

     If a shareholder’s Ordinary Shares are held by a broker as nominee (that is, in “street name”), then the shareholder must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker how to vote the shares.

How to Vote

     We encourage you to vote promptly. You may vote in one of the following ways:

     By Mail. If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

     By Telephone. If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

     By Internet. If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

     At the Annual Meeting. The way you vote your Ordinary Shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on May 18, 2005. You must contact your brokerage firm directly in advance of the Annual Meeting to obtain a legal proxy.

     If your Ordinary Shares are held by a broker as nominee (that is, in “street name”), then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

     If you sign and return your proxy without any voting instructions, your shares will be voted as the Board of Directors recommends. If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the U.S.).

Revocability of Proxy

     Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later then the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

How Your Shares Will Be Voted

     Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for the election of the Board of Directors’ nominees for Class “B” directors and for the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants of the Company. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors. As to any other business or matters which might otherwise properly come before the Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

Voting, Quorum and Broker Non-Votes

     Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. In the election of directors, the two nominees receiving the highest number of votes “FOR” election as a director at the Meeting will be elected as directors to serve a three-year term expiring at the annual meeting in 2008 and until their respective successors are duly elected and qualified. This number is called a plurality. The affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on each proposal is required for the adoption of each such proposal (other than the election of directors). Abstentions and non-votes will have no effect on the voting with respect to any proposal as to which there is an abstention or non-vote. A non-vote may occur when a nominee holding Ordinary Shares for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

     The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

Nominations for Directors for the Annual Meeting

     The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders (the “Nomination Procedures”). No person may be nominated by a shareholder for election as a director unless nominated in accordance with the Nomination Procedures. Under the Nomination Procedures, to have been considered timely for the Annual Meeting, a shareholder’s written notice of nomination must have been delivered to or mailed and received by the Secretary of the Company at the Company’s principal executive offices not earlier than March 27, 2005 and not later than April 26, 2005. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedures. For information related to application of the Nomination Procedures for the 2006 annual meeting, see the discussion which appears later in this proxy statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2006 Annual Meeting.”

Shareholder Proposals for the Annual Meeting

     The Company’s Articles of Association set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting (the “Proposal Procedures”). No shareholder proposal may be voted upon at the Annual Meeting unless brought in accordance with the Proposal Procedures. Under the Proposal Procedures, to have been considered timely for the Annual Meeting, a shareholder must have delivered a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices not earlier than March 27, 2005 and not later than April 26, 2005. The chairman of the Annual Meeting shall, if the facts so warrant, determine that a shareholder’s proposal was not properly brought before the Annual Meeting if the Proposal Procedures are not followed. For information related to the application of the Proposal Procedures for the 2006 annual meeting, see the discussion which appears later in this proxy statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2006 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table contains certain information regarding all persons and entities known by the Company to beneficially own more than 5% of our outstanding Ordinary Shares, each of the directors of the Company, each of the executive officers named in the Summary Compensation Table set forth herein under the caption “Compensation of Executive Officers” (we refer to these executive officers as the “Named Executive Officers”) and all current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the Securities and Exchange Commission (the “SEC”) or is based upon the actual knowledge of the Company, and is as of April 30, 2005 unless otherwise indicated in the footnotes.

	Amount and Nature
	of Beneficial Ownership (1)
	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned (1)	Acquire (2)	Class (1)(2)

United Services Technologies Limited (3)	9,269,345	—	29.8%
Union-Transport Holdings Inc. (4)	1,813,225	—	5.8%
PTR Holdings Inc. (5)	12,353,846	—	39.7%
T. Rowe Price Associates, Inc. (6)	1,687,940	—	5.4%
Class “A” Directors:
Alan C. Draper (7)	486,342	251,022	2.3%
C. John Langley, Jr.	—	5,000	*
Allan M. Rosenzweig	—	5,263	*
Class “B” Directors:
J. Simon Stubbings	3,303	16,412	*
Leon J. Level	1,000	20,263	*
Class “C” Directors:
Roger I. MacFarlane (8)	694,052	149,960	2.6%
Matthys J. Wessels (9)	2,025,701	149,960	6.8%
Other Named Executive Officers:
John Hextall	—	34,578	*
Gene Ochi	25,229	77,325	*
All directors and executive officers as a group (12 persons) (10)	3,252,627	837,772	12.8%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates shares subject to options exercisable within 60 days of April 30, 2005. In addition to stock options, restricted share units awarded to Messrs. Level, Rosenzweig and Stubbings pursuant to the 2004 Non-Employee Directors Share Incentive Plan are included in this column of the table as these awards will vest on the date of the Annual Meeting.

(Footnotes continue on the following page)

(3)	Based on an amendment to Schedule 13D filed with the SEC on April 26, 2005, United Service Technologies Limited, a British Virgin Islands company (which we refer to as Uniserv), is the beneficial owner of the Ordinary Shares indicated in the above table, including shares held through two entities for Uniserv’s benefit. PTR Holdings Inc., a British Virgin Islands company (which we refer to as PTR Holdings), owns 100% of the outstanding securities of Uniserv and, as a result, PTR Holdings is deemed to be the beneficial owner of the Ordinary Shares held by Uniserv. Uniserv’s business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

In December 2004, Uniserv monetized a portion of its equity interest in us to raise financing by entering into collar and forward transactions concerning 7,613,000 Ordinary Shares. We refer to this transaction as the 2004 Monetization. Prior to the 2004 Monetization, Uniserv was a publicly listed corporation in South Africa. As disclosed below, PTR Holdings, Union-Transport Holdings, a British Virgin Islands company (which we refer to as UT Holdings), Wagontrail Investments NV (which we refer to as Wagontrail), and Mr. Draper loaned shares to affiliates of certain underwriters in connection with the 2004 Monetization. Because such shares were only loaned, not sold, and the lenders have the right to recall them, the lenders continue to beneficially own the shares subject to the share loans. During the term of the share loans prior to their return or recall, the lenders do not have any voting rights for the shares that they have loaned, but do continue to beneficially own such shares.

(4)	Based on an amendment to Schedule 13D filed with the SEC on April 26, 2005, UT Holdings is the beneficial owner of the shares indicated in the above table. The 1,813,225 Ordinary Shares were originally registered in the name of UT Holdings and have been loaned by UT Holdings to affiliates of certain underwriters in connection with the 2004 Monetization. UT Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is the owner of 56% of the outstanding securities of UT Holdings, and Roger I. MacFarlane is the owner of 11% of the outstanding securities of UT Holdings. In addition, an irrevocable trust formed under the laws of California and established for the descendents of Mr. MacFarlane is the owner of 11% of the outstanding securities of UT Holdings. The independent trustee of such trust has the power to make decisions with regard to its UT Holdings securities. Peter Thorrington, who retired as one of our officers and directors during 2004, is also an owner of outstanding securities of UT Holdings. Pursuant to separate voting arrangements (which do not confer investment or dispository power over the shares) between UT Holdings and its shareholders, UT Holdings agreed to vote the Ordinary Shares which it holds of record as directed by its shareholders in proportion to their interests in UT Holdings. Accordingly, if the 1,813,225 Ordinary Shares originally owned of record by UT Holdings are recalled from the loan and re-registered in its name, then the following shareholders of UT Holdings would be entitled to direct the vote of Ordinary Shares as follows:

Shareholder	Number of Shares
PTR Holdings	1,015,405
Mr. MacFarlane	199,455
Trust for MacFarlane descendants	199,455

Mr. MacFarlane and the trust for his descendents disclaim beneficial ownership of the Ordinary Shares held by UT Holdings to the extent such holdings exceed the number of Ordinary Shares that may be indirectly voted by them and disclaim any pecuniary interest in any shares beneficially held by UT Holdings.

(5)	Based on an amendment to Schedule 13D filed with the SEC on April 26, 2005, of the shares listed in the above table 1,271,276 Ordinary Shares are beneficially owned by PTR Holdings, 1,813,225 Ordinary Shares are beneficially owned by UT Holdings and 9,269,345 Ordinary Shares are beneficially owned by Uniserv. The 1,271,276 Ordinary Shares beneficially owned by PTR Holdings have been loaned by PTR Holdings to the affiliates of certain underwriters in connection with the 2004 Monetization. PTR Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is indirectly owned by holding companies indirectly controlled by Mr. Wessels, Mr. MacFarlane and Mr. Thorrington and by the Anubis Trust, a trust organized under the laws of the Guernsey Islands originally established in 1987 pursuant to an anti-apartheid divestiture law then applicable to a predecessor corporation to some of our South Africa operations, the potential discretionary beneficiaries of which include past, existing or future employees or directors of two of our South African companies and their predecessors or any other company any of whose equity securities are owned or controlled, directly or indirectly, by the trust; provided that no U.S. person (as defined in the U.S. Revenue Code) may be a beneficiary of the trust. The Anubis Trust has an independent trustee and an independent protector. Pursuant to separate voting arrangements between PTR Holdings and its shareholders, PTR Holdings agreed to vote the Ordinary Shares owned of record by PTR Holdings and the Ordinary Shares owned of record by UT Holdings which PTR Holdings may vote by virtue of the voting arrangement between PTR Holdings and UT Holdings, as directed by the shareholders of PTR Holdings in proportion to their respective interests in PTR Holdings. The voting rights of the Anubis Trust under its agreement with PTR Holdings were assigned to Mr. Wessels. Accordingly, if the Ordinary Shares originally owned of record by UT Holdings and by PTR Holdings are recalled from the loan and re-registered in their respective names, then Mr. MacFarlane and Mr. Wessels, indirect shareholders of PTR Holdings, would have voting power (but not investment or dispository power) over the following Ordinary Shares:

Shareholder	Number of Shares
Mr. MacFarlane	494,597
Mr. Wessels	1,297,681

PTR Holdings disclaims beneficial ownership of the Ordinary Shares held by UT Holdings. Each of Mr. MacFarlane and Mr. Wessels disclaim beneficial ownership of the Ordinary Shares held by PTR Holdings to the extent such holdings exceed the number of shares that may be indirectly voted by them. In addition, Mr. Wessels disclaims beneficial ownership of the Ordinary Shares which he is entitled to vote by reason of the assignment by the Anubis Trust of its rights under the voting arrangement mentioned above. Each of the shareholders of PTR Holdings disclaims any pecuniary interest in any shares beneficially held by PTR Holdings.

(6)	Based on an amendment to Schedule 13G filed with the SEC on February 14, 2005, by T. Rowe Price Associates, Inc. (Price Associates). Price Associates’ business address as listed in the amendment to the Schedule 13G is 100 East Pratt Street, Baltimore, Maryland, 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Of the shares listed above, 370,342 Ordinary Shares beneficially held by Mr. Draper have been loaned by Mr. Draper to the affiliates of certain underwriters in connection with the 2004 Monetization.

(8)	Includes the Ordinary Shares which Mr. MacFarlane would have the power to vote pursuant to the voting arrangements described in footnotes (4) and (5) above assuming that each of UT Holdings and PTR Holdings recalled their respective Ordinary Shares from the loans to the affiliates of certain underwriters made in connection with the 2004 Monetization. Excludes 199,455 shares which may be voted by the irrevocable trust established for Mr. MacFarlane’s descendents pursuant to the voting arrangement described in footnote (4) above as Mr. MacFarlane disclaims beneficial ownership of such shares.

(9)	Includes 728,214 Ordinary Shares beneficially held by Wagontrail, which is indirectly controlled by Mr. Wessels. Also includes the Ordinary Shares which Mr. Wessels would have the power to vote pursuant to the voting arrangements described in footnote (5) above assuming that each of UT Holdings and PTR Holdings recalled their respective Ordinary Shares from the loans to the affiliates of certain underwriters made in connection with the 2004 Monetization. Mr. Wessel’s business address is P.O. Box 1915, Kempton Park, 1620 Johannesburg, South Africa. The 728,214 Ordinary Shares beneficially held by Wagontrail have been loaned by Wagontrail to the affiliates of the underwriters in connection with the 2004 Monetization.

(10)	This number includes the Ordinary Shares which Messrs. Wessels and MacFarlane would have voting power over by virtue of the voting arrangements described in footnotes (4) and (5) above assuming that each of UT Holdings and PTR Holdings recalled their respective Ordinary Shares from the loans to the affiliates of certain underwriters made in connection with the 2004 Monetization.

ELECTION OF DIRECTORS

(Proposal 1)

     Pursuant to the Company’s Articles of Association, which provide for a “classified” board of directors, two persons, Leon J. Level and J. Simon Stubbings, have been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2008 and until their respective successors are duly elected and qualified.

     Currently, the Company has a seven member Board of Directors divided into three classes. We have three Class “A” directors (Alan C. Draper, C. John Langley, Jr. and Allan M. Rosenzweig), whose terms expire at the 2007 annual meeting of shareholders, two Class “C” directors (Roger I. MacFarlane and Matthys J. Wessels), whose terms expire at 2006 annual meeting of shareholders, and two Class “B” directors (Messrs. Level and Stubbings), whose terms expire at the Annual Meeting. Each of the nominees presently serves as a Class “B” director and has served continuously as a director of the Company since the date indicated in his biography below.

     Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the two nominees listed below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors. The Board of Directors unanimously recommends a vote “For” the election of Messrs. Level and Stubbings as Class “B” directors.

Information About Class “B” Director Nominees

     The following table sets forth information regarding the two nominees for election as a Class “B” director, including age on the date of the Annual Meeting and business experience during the past five years.

		Director
Name	Age	Since	Principal Occupation and Other Information
Leon J. Level	64	2001	Leon J. Level is a member of our Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee. Mr. Level has been the Vice President, Chief Financial Officer and a director of Computer Sciences Corporation, a New York Stock Exchange listed company, since 1989. Additionally, Mr. Level is a director of Levi Strauss & Co. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both B.B.A. and M.B.A. degrees from the University of Michigan.

		Director
Name	Age	Since	Principal Occupation and Other Information
J. Simon Stubbings	60	1998	J. Simon Stubbings is a member of our Compensation Committee and Nominations and Corporate Governance Committee and was appointed as the non-executive Chairman of the Board in May 2004. Since 1997, Mr. Stubbings has been self-employed as a consultant providing legal services. Since August 1999, Mr. Stubbings has served as a non-executive director of Hitachi Credit (UK) PLC, a company listed on the London Stock Exchange. From 1993 to 1997, Mr. Stubbings served as the managing partner for Theodore Goddard, a law firm in London, England. Mr. Stubbings received an Honors Degree in History and Political Science from the University of Dublin. Mr. Stubbings qualified as a solicitor in England and Wales in 1972.

Information About Directors Whose Terms Continue

     The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “A” or Class “C” directors and are continuing in office as directors of the Company:

Class “A” Directors – Terms Expiring at 2007 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information
Alan C. Draper	52	1995	Alan C. Draper has served as our President-Asia Pacific Region since January 1996, an Executive Vice President since May 2000 and a director since our formation in 1995. From 1994 to 1996, Mr. Draper served as the Senior Vice President Finance of one of our predecessor corporations. From 1990 to 1994, Mr. Draper served as the President of Transtec Ocean Express Company, an international ocean freight forwarding company, which was also one of our predecessors. From 1987 to 1990, Mr. Draper served as the Managing Director of BAX Global (UK), which was then a subsidiary of BAX Global Inc., a subsidiary of The Brink’s Company. From 1983 to 1987, Mr. Draper served in various executive capacities for WTC International N.V., an international freight forwarder that was acquired by BAX Global Inc. in 1987. Mr. Draper, as a Rhodes Scholar, graduated with a Masters of Philosophy from Oxford University and an Alpha Beta pass. Mr. Draper received a Bachelor of Commerce degree from the University of Natal and is a qualified chartered accountant in South Africa.

		Director
Name	Age	Since	Principal Occupation and Other Information
C. John Langley, Jr.	59	2003	C. John Langley, Jr. is a member of our Audit Committee and Nominations and Corporate Governance Committee. Dr. Langley is a The Logistics Institute Professor of Supply Chain Management and a member of the faculty at the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley is also director of Supply Chain Executive Programs at the Georgia Institute of Technology and serves as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, Dr. Langley served as a professor at the University of Tennessee from September 1973, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation. Dr. Langley received his Ph.D. from Pennsylvania State University.

Allan M. Rosenzweig	50	2000	Allan M. Rosenzweig is a member of our Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee. Mr. Rosenzweig is a founding member of the Ibex Group, which is active in the field of asset-backed finance. Mr. Rosenzweig served as an Executive Vice President of Active International from January 2004 to May 2005. Mr. Rosenzweig served as Group Director - Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

Class “C” Directors – Terms Expiring at 2006 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information
Roger I. MacFarlane	60	1995	Roger I. MacFarlane has served as our Chief Executive Officer since May 2000 and has been a director since our formation in 1995. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. From 1987 to 1993, Mr. MacFarlane served in various executive capacities, including Joint Chief Executive for BAX Global Inc. From 1983 to 1987, Mr. MacFarlane served as a director and held various executive positions, including Chief Executive Officer for WTC International N.V. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

Matthys J. Wessels	60	1995	Matthys J. Wessels was appointed as Vice Chairman of the Board of Directors in May 2004. Prior to that Mr. Wessels served as our Chairman of the Board of Directors from January 1999 until May 2004 and has been our Chief Executive Officer - African Region and a director since our formation in 1995. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. Since 1987, Mr. Wessels has served as the chairman of the board of directors of Uniserv. From 1984 to 1987, Mr. Wessels served in various executive capacities for WTC International N.V. When the South African interests of WTC International N.V. were separated from its other operations in 1987, Mr. Wessels continued as the Chief Executive Officer of the South African operations until these operations were combined with Uniserv later that year. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

     The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee, a Management Committee and a Nominations and Corporate Governance Committee whose functions are briefly described below.

     During the fiscal year ended January 31, 2005 (the “Fiscal Year” or “Fiscal 2005”), the Board of Directors met 6 times.

     Audit Committee. The Audit Committee provides oversight of the (a) accounting and financial reporting process, (b) audits of the Company’s financial statements, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are audit committee financial experts for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required under the Nasdaq Rules. The Audit Committee met 15 times during Fiscal 2005. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Compensation Committee. The Compensation Committee is responsible for determining, either alone or with the other independent directors, or recommending to the Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee recommends general guidelines for compensating other selected employees of the Company. The members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Level and Stubbings. The Board has determined that each member of the Compensation Committee is an independent director as defined in the Nasdaq Rules. The Compensation Committee met 6 times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

     Management Committee. The Management Committee is responsible for the effective and successful management of the Company within the authority delegated to it from time to time by the Board. The Management Committee is empowered to act when the Board of Directors is not in session within the specific powers and limitations prescribed by the entire Board. The members of the Management Committee are Messrs. Draper, MacFarlane and Wessels. The Management Committee met several times throughout the Fiscal Year, including telephonic and informal meetings.

     Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is responsible for selecting or recommending nominees for election to the Board of Directors and for monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with all corporate governance requirements applicable to the Company and recommending procedures for maintaining and improving such corporate governance of the Company to maintain shareholder confidence in the Company. The committee recommends to the Board those persons to be nominated for election on the Board who shall be submitted to the shareholders for election at each annual meeting and nominees to be appointed to fill vacancies and newly created directorships. The members of the Nominations and Corporate Governance Committee are Messrs. Stubbings, who chairs the committee, Langley, Level and Rosenzweig. The Nominations and Corporate Governance Committee was established in March 2005. The Nominations and Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

     Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

     The charters for the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are available at the Company’s website, www.go2uti.com. Information, however, provided on the Company’s website does not form a part of this proxy statement.

Governance

     Director Independence. The Board of Directors has determined that the following directors are “independent” as defined in the Nasdaq Rules: Messrs. Langley, Level, Rosenzweig and Stubbings.

     Director Nominations. The nominees for Class “B” directors were recommended to the entire Board by the Nominations and Corporate Governance Committee.

     The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee as described below under “Shareholder Communication with Board Members.” Such notice should contain the same information as set forth in the procedures for nominations by shareholders described below under “Submission of Shareholder Proposals and Director Nominations for the 2006 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

     The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. In addition, the committee establishes, in consultation with the other independent members of the Board of Directors, criteria for the selection of new directors to serve on the Board of Directors. In identifying candidates, the Nominations and Corporate Governance Committee takes into account the factors it considers appropriate, including, but not limited to, (i) the goal that the Board of Directors, as a whole, consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC); (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

     Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes, however, it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board meet the definition of “independent director” under the applicable Nasdaq Rules.

The Nominations and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board. The Committee has engaged a third-party search firm to assist in the identification and evaluation of potential director nominees.

     Shareholder Communication with Board Members. The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance”. By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 19500 Rancho Way, Suite 116, Rancho Dominguez, CA 90220, USA.

     Board Member Attendance at Annual Meetings. The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. Two directors attended the 2004 annual meeting and the Company currently anticipates a significantly larger number of directors will attend the Annual Meeting.

Compensation of Directors

     Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

     Cash Compensation. During Fiscal 2005, Mr. Stubbings, as the non-executive Chairman of the Board, received a total annual retainer of $75,000 and is not entitled to receive any additional retainers for serving as the chairperson of any Board committees. Each of the other non-employee directors received an annual retainer of $35,000 for service on the Board. The chairpersons of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are entitled to receive an annual retainer of $12,000, $7,000 and $3,000, respectively. The other members of those committees are entitled to receive annual retainers of $7,000, $3,000 and $1,000, respectively. In addition, non-employee directors receive meeting fees of $2,000 for each in-person Board meeting, $1,000 for each meeting attended by telephone and $1,000 for each committee meeting.

     Non-Employee Directors Share Incentive Plan. The Company’s 2004 Non-Employee Directors Share Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. 200,000 Ordinary Shares are reserved for issuance under this plan, subject to adjustments. The plan terminates on June 25, 2014.

     On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the 2004 Non-Employee Directors Share Incentive Plan (an “Initial Award”). The number of either restricted share units or restricted shares contained in such initial award shall be determined by dividing $65,000 or such other amount as determined by the Board in its sole discretion from time to time, by the then fair market value of the Ordinary Shares on the grant date, subject to proration as provided for in the plan. In addition, on the date of each annual meeting, the Company will grant to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $65,000 or such other amount as determined by the Board in its sole discretion from time to time, by the fair market value of the Ordinary Shares on the grant date provided that such director continues as a director after the annual meeting (an “Automatic Award”).

     The plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman Award is determined by dividing $12,000 or such other amount as determined by the Board in its sole discretion from time to time, by the fair market value of the Ordinary Shares on the grant date, provided that such person continues be both an Eligible Director and Chairman of the Board after such annual meeting. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the 2004 Non-Employee Directors Share Incentive Plan.

     The restricted share units vest and convert into Ordinary Shares at the next year’s annual meeting, subject to the directors’ deferral rights. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units are forfeited if the director is no longer an Eligible Director. On the date of the Company’s annual meeting in 2004, the Company awarded 1,263 restricted share units (with an underlying value of $65,000 as of the date of award) to each of Messrs. Level and Rosenzweig and 1,496 restricted share units (with an underlying value of $77,000 as of the date of award) to Mr. Stubbings pursuant to the plan.

INDEPENDENT PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

     Deloitte served as the Company’s independent registered public accountants in Fiscal 2005. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2005 and 2004 were as follows:

	FY2005	FY2004
Audit Fees (1)	$4,722,856	$2,229,199
Audit-Related Fees (2)	149,000	119,680
Tax Fees (3)	199,891	131,521
All Other Fees	726	726

	$5,072,473	$2,481,126

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC. Audit fees for Fiscal Year 2005 also include other services related to SEC filings and the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(Footnotes continue on the following page)

(2)	For Fiscal Year 2005, audit-related fees include $100,000 for Sarbanes-Oxley 404 related advisory services, $20,000 for employee benefit plan audits, and $20,000 for accounting research. For fiscal year 2004, audit-related fees include $65,000 for Sarbanes-Oxley 404 related advisory services, $20,000 for employee benefit plan audits, $30,000 for information systems reviews and $4,680 for accounting research.

(3)	Includes fees for tax compliance, tax advice and tax planning.

     The Audit Committee pre-approved all services described above for Fiscal 2005, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that each service provided by Deloitte be pre-approved by the committee.

Report of the Audit Committee

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent registered public accountants and the Company’s compliance with legal and regulatory requirements. The committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants.

     Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent registered public accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

     The meetings of the Audit Committee are designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent registered public accountants, Deloitte. We discussed with the Company’s internal auditors and Deloitte the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

     We reviewed and discussed the Company’s progress on complying with Sarbanes-Oxley 404, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

     We reviewed and discussed the Company’s guidelines, policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. We reviewed and discussed with management its reports on risk management.

     We reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2005 with management, the internal auditors and Deloitte. We reviewed and discussed the Company’s unaudited interim financial statements for the first three fiscal quarters of Fiscal Year 2005. We reviewed and discussed with management, the internal auditors and Deloitte the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC, management’s annual report on the Company’s internal control over financial reporting and Deloitte’s attestation report.

     We also discussed with Deloitte matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Deloitte also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Deloitte their independence from the Company. When considering Deloitte’s independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. We also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, Deloitte. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Charter of the Audit Committee, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2005 be included in the Company’s Annual Report on Form 10-K. We have also selected Deloitte as the Company’s independent registered public accountants for the fiscal year ending January 31, 2006 and are presenting the selection to the shareholders for ratification.

Submitted by the Audit Committee:

Leon J. Level
C. John Langley, Jr.
Allan M. Rosenzweig

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal 2)

     The Audit Committee has appointed Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2006 and has further directed that management submit this appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. The Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

     The Board of Directors recommends a vote “For” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2006, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses information regarding compensation earned during the last three fiscal years by Mr. MacFarlane, the Company’s Chief Executive Officer, and the four most highly-compensated executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2005 and whose salary and bonus exceeded $100,000. We refer to all of these persons as the “Named Executive Officers.” The compensation information for individuals residing outside the United States has been converted into US dollars using the average exchange rate for the applicable fiscal year.

Summary Compensation Table

				Long-Term Compensation
				Awards
		Annual		Restricted	Securities
	Fiscal	Compensation(1)		Stock	Underlying	All Other
Executive Officers	Year	Salary ($)	Bonus ($)(2)	Awards ($)(3)	Options (#)	Compensation (#)(4)
Roger I. MacFarlane	2005	415,385	275,000	747,863	26,650	4,692
Chief Executive Officer	2004	409,327	205,000	—	—	4,368
	2003	346,154	155,000	—	60,000	5,552

Alan C. Draper	2005	430,558	275,000	1,495,725	26,650	40,340
Executive Vice	2004	390,774	230,000	—	—	36,069
President and	2003	260,536	200,000	—	60,000	26,054
President-Asia Pacific
Region

Matthys J. Wessels	2005	257,156	275,000	747,863	26,650	47,805
Chief Executive Officer	2004	255,576	205,000	—	—	36,070
African Region	2003	138,374	155,000	—	60,000	15,426

John Hextall	2005	316,120	175,000	933,550	17,100	21,837
President - Europe,	2004	269,741	55,167	—	15,000	18,665
Middle East and North	2003	216,730	33,179	—	40,000	36,502
Africa Region and
President Americas
Region of Freight
Forwarding

Gene Ochi	2005	264,519	140,000	756,239	17,100	6,535
Senior Vice	2004	240,000	120,000	—	25,000	6,000
President-Marketing	2003	236,000	100,000	—	32,500	6,553
and Global Growth

(1)	The amount of perquisites and other personal benefits received by each of the Named Executive Officers for the years indicated did not exceed the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, which represents the threshold reporting amounts.

(2)	Bonus amounts are disclosed for the fiscal year for which they were earned, although such bonuses were paid in the subsequent year.

(Footnotes continue on the following page)

(3)	The amounts shown in this column reflect the dollar value based on the closing market price on the day of grant of restricted share units to the Named Executive Officers. Restricted share units were issued as performance awards (the “Performance Awards”) and long-term incentive awards (the “Long-Term Awards”) under the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”). The Performance Awards consist of restricted share units, which entitle the holder to have shares issued to him or her upon the satisfaction of performance criteria based upon the company’s earnings per share and cash flow performance. The Performance Awards are subject to vesting over a three-year period, with 100% of the shares vesting at the end of the performance period. The exact number of shares issuable under the Performance Awards will be based on the Company’s performance relative to certain earnings targets. The Long-Term Awards consist of restricted share units, which entitle the holder to have shares issued to him or her upon the passage of time. Under the Long-Term Awards, 100% of the shares will vest at the end of the 5 year retention period. When shares are issued upon vesting, the Named Executive Officers will be entitled to receive an amount equal to cash dividends (plus interest) and a number of shares equal to any share dividends which are declared and paid to the holders of outstanding Ordinary Shares between the grant date and the date that the Ordinary Shares underlying the award are issued.

At the end of Fiscal 2005, the aggregate share amounts and dollar value based on the closing price on January 31, 2005 of the Ordinary Shares underlying the restricted share units held by the Named Executive Officers were:

	Number of	Value
Named Executive Officers	Shares	($)
Roger I. MacFarlane	13,570	934,702
Alan C. Draper	27,140	1,869,403
Matthys J. Wessels	13,570	934,702
John S. Hextall	17,164	1,182,256
Gene Ochi	13,904	957,707

(4)	The items reported in this column for Fiscal 2005 represent contributions by the Company to a 401(k) plan for Messrs. MacFarlane and Ochi, and to retirement benefit plans for Messrs. Draper, Wessels and Hextall.

Stock Options

     Stock Option Grants. The following table shows all stock option grants to the Named Executive Officers during Fiscal 2005.

	Option Grants in Last Fiscal Year
	Individual Grants
		Percent of			Potential Realizable Value
		Total			at Assumed Annual Rates
	Number of	Options			of
	Securities	Granted to			Stock Price
	Underlying	Employees	Exercise or Base		Appreciation for
	Options	in Fiscal	Price		Option Term (2)
Name	Granted (#) (1)	Year	($/Sh)	Expiration Date	5% ($)	10% ($)
Roger I. MacFarlane	26,650	6.5	45.03	5/12/2014	1,954,754	3,112,619
Alan C. Draper	26,650	6.5	45.03	5/12/2014	1,954,754	3,112,619
Matthys J. Wessels	26,650	6.5	45.03	5/12/2014	1,954,754	3,112,619
John Hextall	17,100	4.2	46.85	5/4/2014	1,254,270	1,997,215
Gene Ochi	17,100	4.2	46.85	5/4/2014	1,254,270	1,997,215

(Footnotes set forth on the following page)

(1)	All options to purchase Ordinary Shares were granted under the 2004 Plan with an exercise price equal to fair market value on the date of grant. Such options become exercisable in four equal annual increments commencing one year from the date of grant. All options have a term of ten years, subject to earlier termination in connection with termination of the optionee’s employment. The Administrator of the 2004 Plan has broad discretion and authority to construe and interpret the 2004 Plan.

(2)	Potential realizable value is based on an assumption that our Ordinary Shares appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future share price growth.

     Option Exercises/Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers at the end of Fiscal 2005.

	Aggregated Option Exercises in Last Fiscal Year
	and Fiscal Year End Values
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired on	Value	Fiscal Year End (#)		Fiscal Year End ($)(2)
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger I. MacFarlane	—	—	128,297	56,650	6,864,399	2,132,003

Alan C. Draper	—	—	259,359	56,650	13,742,533	2,132,003

Matthys J. Wessels	—	—	128,297	56,650	6,864,399	2,132,003

John Hextall	—	—	20,303	48,350	997,066	1,769,976

Gene Ochi	10,000	532,800	64,925	52,100	3,402,344	1,846,701

(1)	The amounts in this column were calculated using the closing price of the Company’s Ordinary Shares on the date of exercise of the option and the relevant option exercise price.

(2)	The amounts in this column were calculated using the closing market price of the Company’s Ordinary Shares on January 31, 2005 and the relevant option exercise prices.

Employment Agreements

     Our executives serve at the pleasure of the Board of Directors, subject to the terms of any written agreements. The Company has employment agreements with Messrs. MacFarlane, Wessels and Draper. Under the agreements, each executive agrees to serve as one of our executives and in the other positions which we may reasonably request. The agreements have substantially similar terms except that the annual compensation under the agreements for each executive is different, and Messrs. Wessels and Draper each receive an automobile allowance. Commencing February 1, 2001 and each February 1 thereafter, the employment term under each agreement automatically extends for one additional year. Under the agreements, the executives are entitled to a minimum of twelve months severance in the event we terminate their employment without cause or they resign for good reason. For a period of one year following a change in control, the executives are entitled to 24 months severance if they are terminated without cause or they resign for good reason. In addition, if each executive is still employed by us after the one-year anniversary of a change of control, they are entitled to voluntarily resign and receive 24 months salary as severance. Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Each of the executives currently earns the salary set forth beside his name in the table entitled “Summary Compensation Table” in the section entitled “Compensation of Executives.” In addition, the agreements provide that each of the executives shall be eligible to participate in any bonus programs available to such executive. Under the agreements, the executives are each entitled to between four and six weeks of vacation each year and shall be compensated for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out of pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit place or programs made available to the Company’s employees generally. The agreements also contain nondisclosure and nonsolicitation provisions.

     In addition to the agreements described above, certain of the Company’s share option, equity based incentive and share purchase plans contain termination and change of control provisions which provide for the acceleration of awards under certain circumstances.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Level and Stubbings. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during Fiscal 2005, and none has ever served as an officer of the Company or any of its subsidiaries. No executive officer of the Company served as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding salaries, bonuses, option grants and other compensation for the Company’s officers and key employees.

Report of the Compensation Committee

     This report of the Compensation Committee shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Our Compensation Committee determines the compensation of the Company’s chief executive officer, executive officers and other selected key employees. In this regard, the committee considers, analyses and assesses the compensation packages of similarly situated persons in other organizations similar to the Company and determines compensation packages, including bonus structures, options and other compensation for our chief executive officer, executive officers and other selected key employees. From time to time, the committee has engaged, and expects to engage in the future, outside compensation consultants and other experts for survey data and other relevant information and services.

General Compensation Philosophy

     The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s executives and support the business strategies and long-term plans of the Company. The Compensation Committee reviews and determines the compensation of the Company’s executive officers and other selected key employees with this philosophy in mind. The Compensation Committee also takes into account individual performance, the performance of the operations directed by such individual, and the overall corporate performance of the Company.

     The Company’s executive compensation is generally based on the following three components:

•	base salary

•	incentive bonus

•	long-term incentives

     In designing and administering its executive compensation programs, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

Base Salary

     Each executive officer’s base salary is, in general, established on a basis which takes into account the executive’s responsibilities and duties. Base salaries are reviewed periodically and are believed to be generally competitive with other companies of comparable size and complexity within the Company’s industry. The base salaries of individual executives can and do vary based on a number of factors, such as the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution.

     The employment agreements with each of Messrs. MacFarlane, Wessels and Draper provide that their respective annual salaries may be increased (but not decreased) in the sole discretion of the Board of Directors of the Company.

Incentive Bonuses

     Annual bonuses are determined for the executive officers and other selected key employees based on the Company’s performance and each executive’s individual performance. The Company’s Management Committee, consisting of Messrs. MacFarlane, Wessels and Draper, makes recommendations to the Compensation Committee with regard to the bonuses for the other executive officers and senior managers. The Compensation Committee, however, retains the ultimate discretion and authority to determine the bonuses payable to all executive officers and other selected key employees, including the members of the Management Committee.

     In December 2004, our Board of Directors memorialized in writing our discretionary cash bonus plan for our strategic leadership team. This plan, which we call our Senior Leadership Team (SLT) Annual Cash Bonus Plan, allows the Compensation Committee to award annual discretionary cash bonuses to our executives, including our Named Executive Officers. Cash bonuses under the plan are based on a number of objectives and criteria which are reviewed by both the Management Committee and the Compensation Committee. Individual performance objectives may include, but are not limited to:

•	the development, implementation and leading of long-term strategic initiatives;

•	the achievement of regional financial targets;

•	ensuring operational excellence within and across the Company’s core services;

•	providing leadership and creating an environment that fosters passion, teamwork and agility within the organization;

•	building and sustaining long-term customer relationships;

•	leading and supporting enterprise initiatives; and

•	such other performance objectives as ultimately agreed to by the Compensation Committee.

     An individual’s performance is evaluated against the approved objectives and the Compensation Committee retains the sole and absolute discretion to determine any bonuses paid pursuant to the plan. Bonuses earned by the Company’s executive officers pursuant to the plan for Fiscal 2005 were determined in the current fiscal year. These bonuses were based on the Company’s overall financial performance, and on a subjective evaluation of individual job performance and the achievement of applicable performance objectives. We believe the Company delivered strong financial performance in Fiscal 2005 and the Compensation Committee authorized a total of $1,421,000 for bonuses to be paid to eight different executive officers. The amounts of the bonuses awarded to each of the Named Executive Officers for Fiscal 2005 are disclosed in the Summary Compensation Table.

Long-Term Incentives

     Historically, the Compensation Committee utilized stock options as the Company’s primary long-term incentive reward program. In general, options granted to executive officers have exercise prices equal to the fair market value of our Ordinary Shares on the date of the option grant, vest in four equal annual installments and have a term of 10 years. Awards of stock options are determined by the Compensation Committee with input from the Management Committee. The stock options granted to the Named Executive Officers in Fiscal 2005 are set forth in the table above entitled “Option Grants in Last Fiscal Year.”

     The Company’s 2004 Plan provides that 2,000,000 Ordinary Shares (subject to adjustment as provided for in the plan) are available for issuance pursuant to a variety of awards, including options, share appreciation rights, restricted shares, restricted share units, deferred share units and performance-based awards. In addition to options, commencing in Fiscal 2005 the Compensation Committee also utilized two types of restricted share awards granted pursuant to the 2004 Plan as long-term incentives: Performance Awards and Long-Term Awards. In connection with such awards, we awarded a total of 62,464 Performance Awards and 35,324 Long-Term Awards to executive officers, including the Named Executive Officers. The Performance Awards consist of restricted share units, which entitle the holder to have Ordinary Shares issued to him or her upon the satisfaction of performance criteria based upon the Company’s earnings per share and cash flow performance. The Performance Awards are subject to vesting over a three-year period, with 100% of the shares vesting at the end of the performance period. The exact number of Ordinary Shares issuable under the Performance Awards will be based on the Company’s performance relative to certain earnings targets.

     The Long-Term Awards consisted of restricted share units, which entitle the holder to have Ordinary Shares issued to him or her upon the passage of time. Under the Long-Term Awards, 100% of the shares will vest at the end of the five-year period (subject to earlier vesting in certain circumstances).

Chief Executive Officer Compensation

     The Company has an employment agreement with Mr. MacFarlane concerning his services as Chief Executive Officer. The agreement provides that he shall be eligible to participate in bonus programs made available to him in accordance with the terms of such plans.

     The Compensation Committee periodically reviews the compensation package of the Company’s Chief Executive Officer, including his base salary, bonus and long-term incentives. During Fiscal 2005, Mr. MacFarlane was granted options to purchase 26,650 Ordinary Shares. These options were awarded to

Mr. MacFarlane in recognition of the Company’s performance during the 2004 fiscal year (during which year Mr. MacFarlane was not awarded any options). In addition, in Fiscal 2005 Mr. MacFarlane was granted a Performance Award consisting of 13,570 restricted share units under the 2004 Plan. For Fiscal 2005, Mr. MacFarlane’s annual base salary was approximately $415,000 and Mr. MacFarlane was awarded a bonus of $275,000 based on the Company’s performance during Fiscal 2005 and his achievement of certain key objectives in relation thereto.

     In determining, Mr. MacFarlane’s bonus for Fiscal 2005, the Compensation Committee assessed Mr. MacFarlane’s performance against the following objectives for Fiscal 2005:

•	providing strategic leadership;

•	supporting the delivery of financial performance throughout the Company;

•	maintaining the Company’s market recognition;

•	strengthening the Company’s corporate governance; and

•	establishing a long-term succession plan for senior management.

Tax Law Limits on Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). Since corporate objectives may not always be consistent with the requirements for full deductibility, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Submitted by the Compensation
Committee:

Allan M. Rosenzweig
Leon J. Level
J. Simon Stubbings

Performance Graph

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The following graph compares the cumulative total shareholder return on the Company’s Ordinary Shares for the period beginning when the Ordinary Shares were first registered under Section 12 of the Exchange Act (November 2, 2000) through January 31, 2005 with the cumulative total return on (a) the NASDAQ Market Index and (b) the NASDAQ Transportation Index. The graph assumes $100 was invested in the Company’s Ordinary Shares and in each of the indices shown and assumes that all of the dividends were reinvested.

     The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of our Ordinary Shares.

Description	11/02/00	01/31/01	01/31/02	01/31/03	01/31/04	01/31/05

UTi Worldwide Inc.	100	98	101	138	239	401

Nasdaq Stock Market	100	80	56	39	61	61

Nasdaq Transportation Index	100	110	129	114	167	213

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Pursuant to an amended and restated registration rights agreement, PTR Holdings and UT Holdings, are entitled to rights with respect to the registration of such shares under the Securities Act. Messrs. MacFarlane, Wessels and Thorrington have interests in these two companies. Under the agreement, in the event the Company elects to register any of its Ordinary Shares for specified purposes, the holders of the shares are entitled to include their Ordinary Shares in the registration. Such holders are also entitled to demand registration rights pursuant to which they may require the Company to file a registration statement under the Securities Act with respect to their Ordinary Shares. All expenses in connection with any registration, other than the underwriting discount and commissions, are to be paid by the Company.

     As part of the 2004 Monetization, in Fiscal 2005 the Company entered into a registration rights agreement with Uniserv. Pursuant to the registration rights agreement, the Company filed an amendment to a registration statement for use by Uniserv which registered the offering that permitted Uniserv to monetize a portion of its equity ownership in the Company in order to raise the proceeds necessary to finance a merger transaction. The merger transaction resulted in the cancellation of the outstanding shares in Uniserv held by its shareholders other than PTR Holdings. The Company was not a party to the merger nor did the Company sell any shares in the transaction. In addition, the Company entered into a separate registration rights agreement with Wagontrail, PTR Holdings, UT Holdings and Mr. Draper solely to register the shares loaned by such entities and Mr. Draper to affiliates of certain underwriters in connection with the 2004 Monetization. The Company also entered into an underwriting agreement with Uniserv, the underwriters and certain other parties named therein. Uniserv was responsible for, and paid directly, all the costs, fees and expenses the Company would have otherwise incurred as a result of the 2004 Monetization. In connection therewith, during Fiscal 2005, the Company was reimbursed by Uniserv for approximately $301,000 of costs the Company actually incurred (and which were not previously paid directly by Uniserv). As of January 31, 2005, the total amount due from Uniserv was $200,000, which was subsequently paid in full in March 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2005, except that John Hextall, Lawrence R. Samuels, Gene Ochi and Linda Bennett each filed a Form 4 on June 10, 2004 disclosing their receipt of options to purchase Ordinary Shares under the 2004 Plan, although such forms should have been filed on or before May 6, 2004. In addition, Mr. Ochi filed a Form 4 on October 21, 3004 disclosing his receipt of options to purchase Ordinary Shares under the 2004 Plan, although such form should have been filed on or before October 19, 2004.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2006 ANNUAL MEETING

Nominations for Directors for the 2006 Annual Meeting

     No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

     Nominations by shareholders must be made in a writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Therefore, in order to be timely for the 2006 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 15, 2006 and not later than April 14, 2006.

     The Articles of Association of the Company require that, to be effective, the written notice include, among other things, (a) the name and address of the shareholder who intends to make the nomination and of the persons to be nominated, (b) a representation that the shareholder is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, had each nominee been nominated, or intended to be nominated, by the directors, (e) the consent of each nominee to serve as a director of the Company if so elected, and (f) if the shareholder intends to solicit proxies in support of such shareholder’s nominees, a representation to that effect.

Shareholder Proposals for the 2006 Annual Meeting

     Under the terms of the Proposal Procedures, to be properly brought to an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

     If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2006, you must submit such proposal to the Company no later than January 18, 2006. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this proxy statement.

     In order to comply with the Proposal Procedures, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association. Under the Proposal Procedures, a shareholder’s notice must be delivered to or mailed and received by us not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Therefore, in order to be timely for the 2006 annual meeting, a shareholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 15, 2006 and not later than April 14, 2006.

     The Articles of Association of the Company require that, to be effective, the written notice include, as to each matter the shareholder proposes to bring before the annual meeting, among other things, (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class and number of shares of the Company which are beneficially owned by such shareholder, (d) any material interest of such shareholder in such business, and (e) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

ANNUAL REPORT

     You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2005, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this proxy statement, attention: Lawrence R. Samuels, Secretary.

OTHER MATTERS

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

/s/ LAWRENCE R. SAMUELS

Lawrence R. Samuels
Chief Financial Officer and Secretary

Rancho Dominguez, California
May 18, 2005

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 13, 2005 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 13, 2005 at 9:00 a.m. (California time) at 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENTS(S) THEREOF. IF ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-888-862-1264 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/XXXXX

•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m. Central Daylight Time, on June 10, 2005.
THANK YOU FOR VOTING

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees. To elect two directors to serve on the Company’s Board of Directors as Class “B” Directors.

	For	Withhold	`
01 — Leon J. Level	☐	☐

02 — J. Simon Stubbings	☐	☐

B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐

3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

                  /                  /

1 U P X            H H H            P P P P            0057461

001CD40001          00FOSC

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 13, 2005 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 13, 2005 at 9:00 a.m. (California time) at 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENTS(S) THEREOF. IF ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees. To elect two directors to serve on the Company’s Board of Directors as Class “B” Directors.

	For	Withhold	`
01 — Leon J. Level	☐	☐

02 — J. Simon Stubbings	☐	☐

B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐

3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

                  /                  /

1 U P X            H H H            P P P P            0057462

001CD40001          00FOUC

Proxy — UTi Worldwide Inc.	ESPP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS (MEMBERS) OF UTi WORLDWIDE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder (member) of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders (members) to be held June 13, 2005 and proxy statement, and appoints Roger I. MacFarlane, J. Simon Stubbings and Matthys J. Wessels, or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders (members) to be held on Monday, June 13, 2005 at 9:00 a.m. (California time) at 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENTS(S) THEREOF. IF ANY NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-888-862-1264 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/XXXXX

•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m. Central Daylight Time, on June 10, 2005.
THANK YOU FOR VOTING

Annual Meeting Proxy Card	ESPP

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees. To elect two directors to serve on the Company’s Board of Directors as Class “B” Directors.

	For	Withhold	`
01 — Leon J. Level	☐	☐

02 — J. Simon Stubbings	☐	☐

B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐

3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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1 U P X            H H H            P P P P            0057463

001CD40001          00FOVD